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                                                                       Exhibit 1



                              COASTAL BANCORP, INC.
                              (A TEXAS CORPORATION)

                                       AND

                             COASTAL CAPITAL TRUST I
                      (A DELAWARE STATUTORY BUSINESS TRUST)


                                   $50,000,000


                   ____% CUMULATIVE TRUST PREFERRED SECURITIES


                             UNDERWRITING AGREEMENT


                                                         _________________, 2002


LEGG MASON WOOD WALKER, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED
  As the Underwriters
    c/o Legg Mason Wood Walker, Incorporated
    100 Light Street, 31st Floor
    Baltimore, Maryland  21202

Attention:  Mark C. Micklem, Managing Director

Ladies and Gentlemen:

     Coastal Capital Trust I, a Delaware statutory business trust (the "Trust"), and Coastal Bancorp, Inc., a Texas corporation (the "Company" and together with the Trust, the "Offerors"), propose to issue and sell to Legg Mason Wood Walker, Incorporated ("Legg Mason") and Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus") (each an "Underwriter," and together, the "Underwriters"), an aggregate of 2,000,000 ____% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security) of the Trust (the "Preferred Securities").

     The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Trust Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as



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of the Closing Date (as defined below) executed and delivered by the Company and
The Bank of New York (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined in this Agreement), the Indenture (as defined in this Agreement), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") to be dated as of Closing Date, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase the _____% Junior Subordinated Deferrable Interest Debentures due 2032 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of Closing Date (the "Declaration"), among the Company, as Sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Manuel J. Mehos, Catherine N. Wylie and Linda B. Frazier, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of the Closing Date (the "Indenture"), between the Company and The Bank of New York, as debenture trustee (the "Debenture
Trustee").

     The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are collectively referred to in this Agreement as the "Securities." The Indenture, the Declaration and this Agreement are collectively referred to in this Agreement as the "Operative Documents." Capitalized terms used in this Agreement without definition have the respective meanings specified in the Prospectus.

     1. REPRESENTATIONS AND WARRANTIES. The Offerors confirm as follows their agreements with the Underwriters:


          (a) The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

               (i) The Offerors have filed a registration statement on Form S-3 (File Nos. 333-87370 and 333-87370-01) and one or more pre-effective amendments thereto (together, the "Initial Registration Statement") with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective

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          amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Offerors has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus"; and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR");

               (ii) (A) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at the time the Prospectus or any amendments or supplements thereto were issued and on the Closing Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (A) and (B) above shall not apply (1) to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Trust or the Company in writing by either of Legg Mason or Stifel Nicolaus expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in the Section entitled "Underwriting" and (2) that part of the Registration Statement which shall constitute Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act, but if Rule 434 is used, the Offerors will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as

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          such term is used in Rule 434, from the prospectus included in the
          Registration Statement at the time it became effective;

          Each Preliminary Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

               (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading;

               (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and each of the Company and Coastal Banc Holding Company, Inc., a Delaware corporation ("HoCo") is duly registered as a savings and loan holding company within the meaning of the Home Owners Loan Act of 1933, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and under each of the Operative Documents to which it is a party, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below), considered as one enterprise (a "Material Adverse Effect");

               (v) Coastal Banc ssb, a Texas-chartered state savings bank (the "Bank"), has been duly organized and is validly existing as a state savings bank and continues to do business as such in each jurisdiction in which its banking business is conducted and as described in the Prospectus;

               (vi) Schedule I hereto includes a list of all direct and indirect subsidiaries of the Company. Each subsidiary of the Company (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the

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          jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and nonassessable and is owned by the Company, directly or through its Subsidiaries, or the Bank, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

               (vii) All of the authorized, issued and outstanding capital stock of the Company as of March 31, 2002 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and there have not been any subsequent issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or director benefit plans); the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and no shares were issued in violation of the preemptive rights of any holder thereof. Except in each case as disclosed in the Prospectus or issued or issuable pursuant to compensatory plans or other programs disclosed in the Prospectus, there are no outstanding rights, options or warrants to acquire any securities or other ownership interests of the Company or the Trust, and there are no outstanding instruments or securities convertible into or exchangeable for any securities of the Company or the Trust and no restrictions upon the voting or transfer of any capital stock of the Company or equity securities of the Trust pursuant to the Company's corporate charter or bylaws, the Declaration or any agreement or other instrument to which an Offeror is a party or by which an Offeror is bound;

               (viii) The Trust has been duly created and is validly existing as a business trust under the Delaware Business Trust Act with the power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Documents, as applicable, and the Common and Preferred Securities. The Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus, and the Trust is and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

               (ix) On the Closing Date, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the Common Securities Subscription Agreement, will be validly issued and fully paid and nonassessable undivided common beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights; and on the

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          Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

               (x) On the Closing Date, the Preferred Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor as provided in this Agreement, will be validly issued and fully paid and nonassessable undivided preferred beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights;

               (xi) This Agreement has been duly authorized, executed and delivered by the Offerors;

               (xii) The Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Trustees, assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, on the Closing Date, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (2) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (collectively, the "Enforceability Exceptions");

               (xiii) The Preferred Securities Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company; on the Closing Date, the Preferred Securities Guarantee will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by any of the Enforceability Exceptions; and the Preferred Securities Guarantee will conform in all material respects to the description thereof in the Prospectus;

               (xiv) The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization and delivery of the Indenture by the Debenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions;

               (xv) The Subordinated Debentures have been duly authorized by the Company and, on the Closing Date, the Subordinated Debentures, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company,

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          enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus and will be owned by the Trust free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon transfer, preemptive rights, claim or equity;

               (xvi) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to act in such capacity;

               (xvii) The Operative Documents conform in all material respects to the descriptions thereof contained in the Prospectus;

               (xviii) The Trust is not in violation of the certificate of trust of the Trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws; none of the Trust, the Company or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and (1) the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be,
          (2) the issuance, sale and delivery of the Preferred Securities, the Subordinated Debentures and the Preferred Securities Guarantee, (3) the consummation of the transactions contemplated by the Operative Documents and (4) compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, with respect to the matters described in sub-clauses (1),
          (2), (3) and (4) of this Section 1(a)(xviii), on the Closing Date, will have been duly authorized by all necessary action on the part of the Trust, and none of the actions referred to in sub-clauses (1) through (3) above violate, conflict with or constitute a breach of or, default or Repayment Event (as defined below) under, and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or equitable right upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, violations, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or the Declaration or the Trust Certificate or violation by the Company or any of its Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Texas Department of Savings and Loans,

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          and the Federal Deposit Insurance Corporation (each, a "Governmental
          Entity"). As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of the Company's Subsidiaries;

               (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their respective obligations under each of the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

               (xx) KPMG LLP, which has certified the Company's historical consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations. The Company's historical consolidated financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed in the notes to such financial statements; and the summary consolidated financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

               (xxi) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, except for the repurchase of the Company's 10% Senior Notes due 2002, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business,

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          which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company, HoCo or the Bank on any class of its capital stock, in each case, other than the regular dividends on the Company's common stock, the Company's preferred stock and the Bank's preferred stock;

               (xxii) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or
          (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

               (xxiii) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, including the documents incorporated therein by reference, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

               (xxiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Trust, the Company or any of the Subsidiaries is a party or of which any property of the Trust, the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement and the Operative Documents, or which are required to be described in the Registration Statement or the Prospectus; and, to the knowledge of the Trust or the Company, no such proceedings are threatened or contemplated by governmental authorities or others;

               (xxv) The Trust, the Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, "Permits") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Trust, the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure

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          so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Trust, the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

               (xxvi) No labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, has been threatened which may reasonably be expected to result in a Material Adverse Effect;

               (xxvii) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

               (xxviii) The Company and its Subsidiaries make and keep materially accurate books and records reflecting their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (xxix) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

               (xxx) There are no agreements, documents or contracts of a character described in Item 601 of Regulation S-K promulgated by the Commission which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required;

               (xxxi) The Company is not and, after giving effect to the offering and sale of the Preferred Securities and Common Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

               (xxxii) The Company has not distributed any offering materials in connection with the offering and sale of the Preferred Securities, other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other offering materials permitted by the Securities Act and approved by the Underwriters; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price the Preferred Securities.

               (xxxiii) Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been, a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their ability to declare and pay dividends, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

          (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any Subsidiary of the Company in such respective person's capacity as Trustee or as such officer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to the Underwriters as to the matters covered thereby.

     2. SALE AND DELIVERY TO UNDERWRITERS.

          (a) On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $25 per Preferred Security, the number of Preferred Securities set forth in Schedule II opposite the name of that Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of this Agreement, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. On the Closing Date, the Trust shall deliver 2,000,000 Preferred Securities to the Underwriters and in consideration for such Preferred Securities, the Underwriters agree to pay on the Closing Date to the Trust $_________ by wire transfer of immediately available funds which represent the payment for the Preferred Securities purchased less the Underwriting Commissions.

          (b) Payment of the purchase price for, and delivery of certificates for the Preferred Securities shall be made at the offices of Elias, Matz, Tiernan & Herrick, LLP, Washington, D.C., or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 8:30 a.m., (Central time) on the third business day (or, if pricing occurs after 4:30 p.m. (Eastern time) on any given day, the fourth business day) after the date of this Agreement (unless postponed in accordance with the provisions of Section 9 of this Agreement), or such other time not later than seven (7) business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being in this Agreement called the "Closing Date").

     Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Legg Mason, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Preferred Securities which it has agreed to purchase. Legg Mason, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received on the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) The global security to be deposited by the Offerors with The Depository Trust Company ("DTC") will be available for examination by the Underwriters, and the list of purchasers of the Preferred Securities who will be recorded in the DTC book entry system will be available for examination in Washington, D.C. by the Underwriters and the Company at least one (1) business day before the Closing Date.

     3. OFFER AND SALE. It is understood that the several Underwriters propose to offer the Preferred Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

     4. COVENANTS OF THE OFFERORS. The Offerors jointly and severally covenant and agree with each of the Underwriters as follows:

          (a) The Company and the Trust, subject to Section 4(b) of this Agreement, will comply with the requirements of Rule 430A or Rule 434, as applicable, under the Securities Act, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company and the Trust will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities
     Act), or any amendment, supplement or revision to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (c) The Company and the Trust will each use its best efforts to qualify the Preferred Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Securities; provided, however, that nothing in this Section 4(c) shall require the Company or the Trust to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to file a general consent to service of process in any jurisdiction. The Offerors will notify the Underwriters promptly of, and confirm in writing, the suspension of qualification of the Preferred Securities or threat thereof in any jurisdiction.

          (d) The Offerors have furnished or will deliver to the Underwriters, without charge, two signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Offerors have delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the

     Offerors hereby consent to the use of such copies for purposes permitted by the Securities Act. The Offerors will furnish to each Underwriter, without charge, as promptly as possible following the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Preferred Securities under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (f) The Offerors will comply with the Securities Act and the Rules and Regulations in all material respects so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required to be delivered in connection with sales of the Preferred Securities under the Securities Act or the Exchange Act, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Offerors or the Underwriters, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 4(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Offerors will provide the Underwriters with notice of the occurrence of any event during the period specified above that they believe may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

          (g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities
     Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (h) The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under the heading "Use of Proceeds."

          (i) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of the DTC.

          (j) The Company will use its best efforts to effect the quotation of the Preferred Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market. If the Subordinated Debentures are distributed in exchange for the Preferred Securities, the Company will use its best efforts to effect the quotation of the Subordinated Debentures on the Nasdaq National Market or such other automated quotation system or national securities exchange on which the Preferred Securities are then listed.

          (k) During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Legg Mason, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively), or any securities convertible into or exercisable or exchangeable for Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debenture, respectively) or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively), in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Subordinated Debentures to be sold hereunder.

          (l) The Company and the Trust, during the period when the Prospectus is required to be delivered in connection with sales of the Preferred Securities under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

          (m) For and during the period of three years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and
     (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

          (n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

     5. PAYMENT OF EXPENSES. The Company, as borrower under the Subordinated Debentures, covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including:

          (a) the fees, disbursements and expenses of the Company's counsel, accountants and other advisors;

          (b) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

          (c) the cost of preparing, printing or producing this Agreement, the Operative Documents, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities;

          (d) all expenses in connection with the qualification of the Preferred Securities for offering and sale under state securities laws as provided in
     Section 4(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey and any supplement thereto;

          (e) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents;

          (f) all fees and expenses in connection with listing the Preferred Securities and, if applicable, the Subordinated Debentures for quotation on NASDAQ;

          (g) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Preferred Securities, which are estimated not to exceed $5,000;

          (h) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters;

          (i) the fees and expenses of any transfer agent or registrar for the Preferred Securities;

          (j) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Subordinated Debentures;

          (k) the fees and expenses of the Delaware Trustee and the Property Trustee, including the fees and disbursements of counsel for the Delaware Trustee and Property Trustee in connection with the Declaration and the Certificate of Trust;

          (l) the fees and expenses of the Guarantee Trustee;

          (m) any fees and expenses in connection with the rating of the Preferred Securities and the Subordinated Debentures; and

          (n) the cost and charges of qualifying the Preferred Securities with the DTC.

     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder to purchase the Preferred Securities on the Closing Date are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1(a) of this Agreement or in certificates of any Trustee of the Trust, officer of the Company or any of its Subsidiaries delivered pursuant to the provisions of this Agreement, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a); if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

          (b) The representations and warranties of the Offerors contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Offerors shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (c) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (B) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus.

          (d) The Underwriters shall have received on and as of the Closing Date, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company's financial matters, satisfactory to the Underwriters, to the effect (1) set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 6(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (e) The Underwriters shall have received on and as of the Closing Date, a certificate of an administrative trustee of the Trust satisfactory to the Underwriters, to the effect (1) set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Trust), (2) that none of the situations set forth in clause (i) or (ii) of Section 6(c), substituting the Trust for the Company, shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Trust, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (f) On the Closing Date, each of Elias, Matz, Tiernan & Herrick, L.L.P. and Richards, Layton and Finger, P.A., special counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its Subsidiaries and certificates of public officials.

          (g) On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date, of Emmet, Marvin & Martin L.L.P., counsel to The Bank of New York, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (h) On the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date of Elias, Matz, Tiernan & Herrick, L.L.P., Washington, D.C., special tax counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters and substantially to the effect that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and (ii) the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute a fair and accurate summary of the anticipated United

     States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (i) On the Closing Date, Bracewell & Patterson, L.L.P., special counsel for the Underwriters, shall have furnished to the Underwriters their opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its Subsidiaries and certificates of public officials.

          (j) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, KPMG LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) On the Closing Date, the Underwriters shall have received from KPMG LLP a letter, dated the Closing Date to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 6(j), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (l) The Preferred Securities to be delivered on the Closing Date shall have been approved for quotation on NASDAQ, subject to official notice of issuance.

          (m) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

          (n) On or prior to the Closing Date, the Company and the Trust shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters shall reasonably request.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Underwriters by notice to the Offerors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

     7. INDEMNIFICATION.

          (a) The Offerors agree to jointly and severally indemnify and hold harmless: (1) each of the Underwriters; (2) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Underwriter (each such person, a "controlling person"); and (3) the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid by each such indemnified person in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this
          Section 7(a), or any such alleged untrue statement or omission referred to in clause (i) of this Section 7(a); provided that (subject to Section 7(c) below) any such settlement is effected with the written consent of the Offerors; and

               (iii) against any and all expense whatsoever, as incurred (including subject to Section 7(b), the fees and disbursements of counsel chosen by Legg Mason), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this Section 7(a), or any such alleged untrue statement or omission referred to in clause
          (i) of this Section 7(a), to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity agreement set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Legg Mason and its counsel expressly for use in the Registration Statement (or any supplement or amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in, or omission or alleged omission from, a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the Preferred Securities which are the subject thereof if (A) the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Preferred Securities to such person, and (B) the untrue statement contained in or omission from a preliminary prospectus was corrected in the Prospectus (or the

          Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Legg Mason (or its counsel) expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 to the extent it is not materially prejudiced as a result thereof). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have received an opinion of their counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 7(a), shall be selected by Legg Mason. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 7 or
     Section 8 of this Agreement (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     8. CONTRIBUTION. If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Preferred Securities pursuant to this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.

     The relative benefits received by the Offerors on the one hand and the Underwriters on the other in connection with the offering of the Preferred Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors and the total commissions received by the Underwriters pursuant to Section 2(a) of this Agreement bear to the aggregate offering price of the Preferred Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this
Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations set forth against their respective names in Schedule I to this Agreement and not joint.

     The obligations of the parties to this Agreements contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If any Underwriter or Underwriters default in its or their obligations to purchase Preferred Securities hereunder on the Closing Date and the aggregate number of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Preferred Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Offerors for the purchase of such Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Preferred Securities with respect to which such default or defaults occur exceeds 10% of the total number of Preferred Securities that the Underwriters are obligated to purchase on the Closing Date, and arrangements satisfactory to the Underwriters and the Offerors for the purchase of such Preferred Securities by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter or the Offerors, except as provided in Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Offerors shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9.

     10. TERMINATION OF AGREEMENT.

          (a) Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 11, in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date
     (a) trading generally on the American Stock Exchange or the New York Stock Exchange or in the National Association of Securities Dealers Automated Quotations National Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Texas shall have been declared by Federal, State of New York or State of Texas authorities or a new restriction materially adversely affecting the distribution of the Preferred Securities shall have become effective, or
     (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities to be delivered on the Closing Date or to enforce contracts for the sale of the Preferred Securities.

          (b) If this Agreement is terminated pursuant to this Section 10, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.

     11. EFFECT OF TERMINATION. The respective indemnities, agreements, representations, warranties and other statements of the Trust or its trustees, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Trust, the Company or any of their respective representatives, trustees, officers or directors or any controlling person, and will survive delivery of and payment for the Preferred Securities. If this Agreement is terminated pursuant to Sections 6 or 10 or if for any reason the purchase of any of the Preferred Securities by the Underwriters is not consummated, the Offerors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Sections 5 and 11, and Sections 7 and 8 of this Agreement shall remain in effect and, if any Preferred Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

     If this Agreement shall be terminated by the Underwriters, or any of them, in accordance with Section 6, Section 10 or otherwise because of any failure or refusal on the part of the Offerors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Offerors shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Offerors agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all of their accountable out-of-pocket expenses, including all the reasonable fees and disbursements of Bracewell & Patterson, L.L.P., counsel for the Underwriters, reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder not to exceed $50,000.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Offerors and the Underwriters, the officers and directors of the Company and the Trustees of the Trust referred to herein, any controlling persons referred to herein and their respective heirs, personal representatives, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

     13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore, Maryland 21202 (facsimile no.: 410-454-5299); Attention: Mark C. Micklem, Managing Director, with a copy to Bracewell & Patterson, L.L.P., 711 Louisiana Street, Suite 2900, Houston, Texas 77002 (facsimile no.: 713-221-1212); Attention: William T. Luedke IV. Notices to the Offerors shall be given to them at Coastal Bancorp, Inc., 5718 Westheimer, Suite 600, Houston, Texas 77057 (facsimile no.: 713-435-5106);
Attention: Catherine N. Wylie, Chief Financial Officer, with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington, D.C. 20005 (facsimile no.: 202-347-2172); Attention: Jeffrey A. Koeppel.

     14. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAWS.

     16. EFFECT OF HEADINGS. The Article and Section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.



                            [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement between the Offerors and the Underwriters in accordance with its terms.



                                          Very truly yours,

                                          COASTAL BANCORP, INC.



                                          By:  _________________________________
                                               Name:
                                               Title:

                                         COASTAL CAPITAL TRUST I


                                         By:  __________________________________
                                              Name:  Manuel J. Mehos
                                              Title:  Administrative Trustee



                                         By:  __________________________________
                                              Name:  Catherine N. Wylie
                                              Title:  Administrative Trustee



                                         By:  __________________________________
                                              Name:  Linda B. Frazier
                                              Title:  Administrative Trustee


Accepted as of the date hereof:

LEGG MASON WOOD WALKER, INCORPORATED

For itself and as Representatives of the other
Underwriters named in Schedule II hereto



By:  __________________________________
     Name:  Mark C. Micklem
     Title: Managing Director

                                   SCHEDULE I


                              LIST OF SUBSIDIARIES

Coastal Banc Holding Company, Inc.
Coastal Banc ssb
Coastal Banc Capital Corp.
Coastal Banc Insurance Agency, Inc.
Coastal Banc Financial Corp.
Coastal Banc Investment Corp. (inactive)

                                   SCHEDULE II


                                                                   Number of Preferred
Underwriter                                                    Securities to be Purchased
-----------                                                    --------------------------


Legg Mason Wood Walker, Incorporated......................
Stifel, Nicolaus & Company, Incorporated..................


         Total:...........................................             _______________


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